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Exhibit 10.28

Synopsys, Inc. Director Compensation Arrangements

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  Annual retainer: $25,000 per year.

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  Per meeting fees for Audit Committee members only, up to a maximum of four meetings per year:

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  $2,000 per Audit Committee meeting attended other than the Chairperson

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  $4,000 per Audit Committee meeting attended by the Chairperson

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  Equity: pursuant to the 1994 Non-Employee Directors Plan (the Directors Plan), in fiscal 2004, each director was eligible to receive options to purchase Synopsys common stock with as follows:

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  Any new director receives an option for 30,000 shares, vesting in equal installments over four years.

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  Each continuing director who is reelected at an annual meeting of stockholders receives an option for 20,000 shares, vesting in full on the date immediately prior to the date of the annual meeting following their grant, assuming continued board service through such date. If a director is appointed to the Board between annual meetings, the annual grant is prorated based upon the amount of time since the last annual meeting.

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  Each director receives an option for 5,000 shares for each Board committee membership, up to a maximum of two committee service grants per year. These options vest in full on the date immediately prior to the date of the annual meeting following their grant, assuming continued committee service through such date. If a director is appointed to the Board between annual meetings, any committee grants are prorated based upon the amount of time since the last annual meeting.

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  All options have an exercise price equal to the fair market value of the stock of Synopsys on the grant date and a term of ten years from the date of grant.

  Note: the Directors Plan expired as to future grants in October 2004. As a result, Synopsys intends to present a new director equity plan for stockholder approval at its 2005 annual meeting of stockholders.

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Synopsys, Inc. Director Compensation Arrangements